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                         [ERNST & YOUNG LLP LETTERHEAD]

                         Consent of Independent Auditors




We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated March 13, 2002 with respect to the financial statements of Farm Bureau Life Variable Account and February 5, 2002 with respect to the financial statements and schedules of Farm Bureau Life Insurance Company, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-87766) and related Prospectus of Farm Bureau Life Variable Account (Nonparticipating Flexible Premium Variable Life Insurance Policy).


                                                        /s/ Ernst & Young LLP


Des Moines, Iowa
August 12, 2002